UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2010

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Vienna, Virginia		22182
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 30, 2010, Paul N. Zolfaghari, the Executive Vice President, Worldwide Sales & Operations of MicroStrategy Incorporated (the “Company”), notified the Company that he will be resigning, effective January 14, 2011, to become the Chief Operating Officer of ParAccel, Inc., an analytic database company headquartered in California. The Company’s Executive Vice President and Chief Operating Officer, Sanju K. Bansal, will be assuming responsibility for the functions currently performed by Mr. Zolfaghari, effective January 15, 2011.

(e) The Company has modified the Executive Vice President, Worldwide Sales & Operations 2010 Bonus Plan (the “Plan”) to provide that Mr. Zolfaghari will be entitled to receive payment of the Maintenance Bonus and fourth quarter Core Operating Income Bonus components of the Plan despite the fact that Mr. Zolfaghari will no longer be employed by the Company at the time of payment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2011	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Michael J. Saylor
	Name:	Michael J. Saylor
	Title:	President and Chief Executive Officer